                                 SCHEDULE 2.11

                            DISASTER RECOVERY PLAN
                            ----------------------

2.11.1    Data Processing.
          ----------------


          If FDT declares the existence of a complete, unplanned interruption or inaccessibility to the FDT Data Center used to provide the FDT Services (a "Declared Disaster"), FDT shall make arrangements for the resumption and continuation of vital data processing services to CSG (the "Plan"). The resumption and continuation of vital data processing services shall be provided at the Comdisco Recovery Center in North Bergen, New Jersey, using off-site back-up copies of critical application systems data sets in accordance with and subject to the terms of governing contracts. Vital services shall include those data processing services which are necessary for the survival of the business and where there would be a substantial cost or expense associated with the loss of the data processing services for which there is no satisfactory backup procedure, and for which an outage cannot be tolerated for more than forty-eight (48) consecutive hours. The vital data processing services to CSG shall be made available by means of communication between North Bergen, New Jersey, and selected terminals in FDT's current network. The capacity of the Comdisco facility currently has the capacity to enable FDT to run vital data processing services for CSG for up to six (6) weeks and for a "Coldsite" facility for up to six (6) months.

          In the event of a Declared Disaster, FDT's Disaster Recovery Management Team (DRMT) shall immediately assemble and determine whether to establish processing at the Comdisco site. In the event that it is determined that vital services can be resumed within forty-eight (48) consecutive hours after FDT announces a Declared Disaster, the DRMT will direct the resumption of such vital services, and will not initiate the transfer of processing to Comdisco. If it is determined that vital services cannot be resumed within forty-eight
          (48) consecutive hours after FDT announced the Declared Disaster, the DRMT shall immediately begin the implementation of the Plan, including the initiating of procedures for the declaration of disasters under applicable disaster recovery contracts and the establishment of processing at the disaster recovery site in accordance herewith. FDT shall recover the Systems Software and make it available to CSG within 18 hours after a Declared Disaster. As soon as processing is established at the disaster recovery site, a determination will be made as to whether additional equipment will be needed at the North Bergen site to adequately handle longer term load requirements. Extra data storage devices, tape drives, communication gear, and even central processing mainframes (CPU's) can be acquired and installed in a matter of hours or

                             Schedule 2.11 - Page 1
          days to handle the anticipated load during a protracted remote-processing period.

          Operation of the Comdisco remote facility will be handled entirety by FDT personnel. A Disaster Recovery Management Team (DRMT), composed of management in each of six (6) functional areas, will direct travel to North Bergen and to Denver Business Recovery Center, their staff at the earliest opportunity to set-up the normal FDT Data Center environment. The Hotsite Restoration Team (HRT), will then operate the Comdisco data center for approximately the first forty-eight (48) hours and be relived by a second wave of FDT personnel who will take over and run the data center. The HRT and CSG conduct an annual disaster recovery test.

          Listed below is a summary of actions contemplated by the Plan:

          - Operations Manager contacts the Executive Vice President of FDT Data Center Operations that a potential disaster has occurred.

          - The EVP will contact all direct reports and the Disaster Recovery Coordinator.

          - The DRM Team will perform a damage assessment and report a recommendation.

          - If the recommendation is to declare a Disaster, the EVP must contact the EVP of ISD for approval.

          - Declare a Declared Disaster by contacting the Hotsite and off-site vendors.

          -  Notify and mobilize teams to appropriate locations.

          - Reload system at Hotsite by restoring system software and customer data.

          - Activate back-up telecommunications lines and make necessary hardware/software connections.

          -  Activate CICS regions and perform required operational functions.

          -  If necessary, prepare to use Coldsite if outage is greater than six
             (6) weeks.

          -  Order, install and test hardware at Coldsite.

                             Schedule 2.11 - Page 2

          -  Migrate FDT Data Center to Coldsite.

          - Rebuild FDT Data Center by ordering, installing and testing hardware at such location.

          -  Migrate data center to FDT Data Center.

          -  Write management summary.

          During the Term, FDT shall provide CSG with additional information concerning the Plan as may be reasonably required in writing by CSG, and which may require prior approval of Comdisco. FDT reserves the right to change the Plan from time-to-time during the Term, provided that any such change shall not degrade the quality of the Plan in any manner which has a material, adverse impact on the data processing services provided hereunder.

          Notwithstanding the foregoing, during the Term, CSG may instruct FDT to initiate the processes set forth in the Plan that occur prior to the declaration of a Declared Disaster for CSG processing only if the operating system incurs an outage greater than four (4) hours. Notwithstanding the foregoing, CSG may also instruct FDT to declare a Declared Disaster for CSG processing only if the operating system incurs an outage greater than twelve (12) hours. If CSG instructs FDT to declare a Declared Disaster, CSG shall pay to FDT FDT's insurance deductible relating to such Declared Disaster (not to exceed $50,000 per instruction), provided, that if FDT subsequently makes a Declared
                            --------
          Disaster for multiple clients, such deductible shall not be the responsibility of CSG.

          During the Term, CSG shall provide FDT with ninety (90) days advance written notice of changes required by CSG relating to the hardware and network to be used in connection with a Declared Disaster so that FDT may coordinate such changes with Comdisco.

                             Schedule 2.11 - Page 3

                                 SCHEDULE 2.14

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

See attached.

                             Schedule 2.14 - Page 1

                           CONFIDENTIALITY AGREEMENT



          This Confidentiality Agreement, made this ____ day of ___________, 19__, is by and between CSG Systems, Inc., 2525 N. 117th Avenue, Omaha, Nebraska 68164 ("CSG"), and _____________________________________________________________
(the "Participant").

                                   RECITALS

          A. Participant desires to review an audit of CSG's electronic data processing environment.

          B. In connection with these discussions, certain confidential and proprietary information regarding CSG may be disclosed to the Participant to permit the review by Participant.

          C. CSG desires to establish the terms under which it will disclose certain confidential and proprietary information.

          The parties agree as follows:

          1.  Confidential Information.  Confidential Information shall mean:
              ------------------------

              (A) any data or information that is competitively sensitive material, or secret, and not generally known to the public, including, but not including to, an audit of FDT's electronic data processing environment for services provided to Participant by Cable Services Group, Inc.

              (B) and scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords CSG a competitive advantage over its competitors; and

              (C) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, information, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

              Confidential Information includes without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing which now exist or come into the control or possession of the Participant.

          2.  Confidentiality Obligations.  Except as expressly authorized by
              ---------------------------
prior written consent of CSG, the Participant shall:

                             Schedule 2.14 - Page 2

              (A) limit access to any Confidential Information received by it to its employees who have a need-to-know in connection with the evaluation of the potential or ongoing business transaction, and only for use in connection therewith; and

              (B) advise its employees having access to the Confidential Information of the proprietary nature thereof and of the obligations set forth in this Confidentiality Agreement; and

              (C) take appropriate action by instruction or agreement with its employees having access to the Confidential Information to fulfill its obligations under this Confidentiality Agreement; and

              (D) safeguard all Confidential Information received by it using a reasonable degree of care, but not less than that degree of care used by the Participant in safeguarding its own similar information or material; and

              (E) use all Confidential Information received by it solely for purposes of evaluating the potential or ongoing business transactions with CSG and for no other purpose whatsoever; and

              (F) not disclose any Confidential Information received by it to third parties; and

              (G) not disclose the existence of the discussions to any third party.

              Upon the request of CSG, the Participant shall surrender to CSG all memoranda, notes, records, drawings, manuals, records, and other documents or materials (and all copies of same) pertaining to or including the Confidential Information. Upon the return of such materials, the Participant agrees to certify, in writing, that all of the foregoing materials have been surrendered to CSG.

          3.  Exceptions to Confidentiality.  The obligations of confidentiality
              -----------------------------
and restriction on use in Section 2 shall not apply to any Confidentiality Information that the Participant proves:

              (A) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the Participant; or

              (B) Was lawfully received by the Participant from a third party free of any obligation of confidence to such third party; or

              (C) Was already in the possession of the Participant prior to receipt thereof, directly or indirectly, from CSG; or

                             Schedule 2.14 - Page 3

              (D) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving CSG as much advance written notice of the possibility of such disclosure as practical so CSG may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

              (E) Is subsequently and independently developed by employees, consultants or agents of the Participant without reference to the Confidential Information disclosed under this Agreement.

          4.  Rights in Confidential Information.  Except as specifically
              ----------------------------------
provided for herein, this Agreement does not confer any right, license, interest or title in, to or under the Confidential Information to Participant. Except as specifically provided for herein, no license is hereby granted to Participant, by estoppel or otherwise under any patent, trademark, copyright, trade secret or other proprietary rights of CSG. Title to the Confidential Information shall remain solely in CSG.

          5.  Indemnity by Participant.  Participant agrees to indemnify and
              ------------------------
hold harmless CSG from and against any and all losses, claims, damages and expenses (including, but not limited to, attorneys' and experts' fees, costs of investigation and costs of settlement) which result from Participant's breach of this Agreement or unauthorized use or disclosure of the Confidential Information. Participant's indemnification obligations pursuant to the immediately preceding sentence shall include an obligation to indemnify and hold harmless CSG from and against any and all losses, claims, damages and expenses asserted by anyone claiming by, through or under CSG.

          6.  Equitable Relief.  The Participant and CSG agree that money
              ----------------
damages would not be a sufficient remedy for breach of the confidentiality and other obligations of this Agreement. Accordingly, in addition to all other remedies that either party may have, CSG shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of the confidentiality and other obligations of this Agreement. The Participant agrees to waive any requirement for a bond in connection with any such injunctive or other equitable relief.

          7.  Third Party Beneficiary.  First Data Technologies, Inc. shall be
              -----------------------
the only third party beneficiary of this Agreement.

          8.  Governing Law.  This Agreement and performance thereunder shall be
              -------------
governed by the laws of the State of Nebraska, excluding its conflicts of laws rules.

                             Schedule 2.14 - Page 4

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Participant                               CSG SYSTEMS, INC.

By:___________________________            By:___________________________

Name:_________________________            Name:_________________________

Title:________________________            Title:________________________

                             Schedule 2.14 - Page 5

                                 SCHEDULE 5.3



                       EXISTING FDT PROPRIETARY SOFTWARE
                       ---------------------------------


          COBVLSR        FDRSORT        FDSSECUR       PROCPRNT
          FDRAITCT       FDRSPOOL       FDSTDATA       PROCSCAN
          FDRALLOC       FDRTRACE       GETVOL         SETSSI
          FDRCBCTO       FDRTSP         GETVOLS        SPLRPRGEZ
          FDRCMCTO       FDSACF         HPFILPGM       TSG@@WTR
          FDRCOMPR       FDSCOBAL       HPRPTPGM       VSAMLOAD
          FDRNULL        FDSCOTRM       OPTPRINT       WTOR
          FDROPID        FDSICTL        PDSPRINT       ZIPBARCD
          FDRSNP         FDSSART



In addition, see Team 35 Software description on attached list.

                                 SCHEDULE 6.4

                              DISPUTE RESOLUTION


Disputes shall be resolved as follows:

I.   Informal Dispute Resolution.
     ----------------------------


          (a) Upon the written request of either Party, both Parties will appoint a designated representative who does not devote substantially all of his or her time to performance under this Services Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

          (b) The designated representatives shall meet as often as the Parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

          (c) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

          (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

         (ii) the expiration of the 30-day period immediately following the initial request to negotiate the Dispute;

     provided, however, that this Section I of this Schedule 6.4 will not
     -----------------            ------------------------------
     be construed to prevent a Party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief pursuant to Section 6.5 of the Services
                                               -----------
     Agreement.

II.  Arbitration.  If the Parties are unable to resolve any Dispute as
     -----------
contemplated by Section I of this Schedule 6.4 and if such Dispute is not
                ------------------------------
subject to Section 6.5.1 of the Services Agreement, then such Dispute shall be
           -------------
submitted to mandatory and binding arbitration at the election of either Party (the "Disputing Party"). Except as otherwise provided in this Section II of
                                                               -------------
this Schedule 6.4, the arbitration shall be pursuant to the Commercial
-----------------
Arbitration Rules of the American Arbitration Association (the "AAA").

          (a) To initiate the arbitration, the Disputing Party shall notify the other Party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, (iii) specify the requested relief and (iv) name an arbitrator who (A) has been licensed to

                             Schedule 6.4 -- Page 1
practice law in the United States of America for at least ten years, (B) is not then an employee or attorney of either Party or of an Affiliate of either Party, and (c) is experienced in representing clients in connection with data processing services and mergers and acquisitions (the "Basic Qualifications"). Within 15 days after the other Party's receipt of the Arbitration Demand, such other Party shall file, and serve on the Disputing Party, a written statement
(i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such Party, (ii) asserting any counterclaim, which shall
(A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief; and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within 15 days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the Parties or their counsel, except as otherwise disclosed in writing to and approved by the Parties. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. All actions of the Arbitration Panel shall be by a majority vote of the arbitrators.

          (b) The arbitration hearing shall be held in such neutral location as the Parties may mutually agree. The Arbitration Panel shall have the power and authority to exclude evidence on grounds of prejudice, immateriality, or redundancy, and no ruling by the Arbitration Panel rejecting evidence on any of these grounds shall be a reason for vacating the arbitration award. The Party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be confidential information subject to Section 10 of the Services Agreement. The Arbitration Panel will
           ----------
have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Services Agreement, including the provisions of this Section II of this Schedule 6.4.
                                 -------------------------------

          (c) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section II of Schedule 6.4, the
                                              --------------------------
arbitrator shall be replaced by the Party who selected such arbitrator, or if such arbitrator was selected by the two Party-appointed arbitrators, by such two Party-appointed arbitrators selecting a new third arbitrator in accordance with
Section II(a) of this Schedule 6.4.  Each such replacement arbitrator shall
----------------------------------
satisfy the Basic Qualifications.  If an arbitrator is replaced pursuant to this
Section II(c) of this Schedule 6.4 after the arbitration hearing has commenced,
----------------------------------
then a rehearing shall take place in accordance with the provisions of this
Section II of Schedule 6.4 and the Commercial Arbitration Rules of the AAA.
--------------------------

                             Schedule 6.4 -- Page 2

          (d) Within 15 days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the Parties a writing setting forth the Arbitration Panel's award. The Arbitration Panel's award must state those reasons (but only those reasons) necessary to support its award. The award and the reasons for the award shall be deemed to be Confidential Information subject to the confidentiality obligations of the attached Services Agreement.

          (e) The Chairman of the Arbitration Panel is instructed, directed, and commanded to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to assure resolution of the Dispute as expeditiously as practicable but in no event more than 365 days after the Arbitration Demand.

          (f) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the Parties and any judgement thereon may be entered and enforced in any court of competent jurisdiction.

          (g) Each Party will bear 50% of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each Party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses;

provided, however, that in connection with any judicial proceeding to compel
--------  -------
arbitration pursuant to this Services Agreement or to enforce any award rendered by the Arbitration Panel, the prevailing Party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

          (h) Prompt disposal of any Dispute is important to the Parties. The Parties shall conduct resolution of each Dispute expeditiously and shall use their reasonable best efforts to finally dispose of each Dispute within 365 days or less following the Arbitration Demand.

          (i)   Time is of the essence of this Schedule 6.4.
                                               -------------

                             Schedule 6.4 -- Page 3

                                 EXHIBIT 9(A)
                                 ------------

                         DISPUTE RESOLUTION PROCEDURES
                         -----------------------------


Disputes shall be resolved as follows:

I.   Informal Dispute Resolution.
     ----------------------------

               (a) Upon the written request of either Party, both Parties will appoint a designated representative who does not devote substantially all of his or her time to performance under this License Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

               (b) The designated representatives shall meet as often as the Parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

               (c) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

               (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

               (ii) the expiration of the 30-day period immediately following the initial request to negotiate the Dispute;

          provided, however, that this Section I of this Exhibit 9(a) will not
          --------  -------            ------------------------------
          be construed to prevent a Party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary to preliminary injunctive relief pursuant to Section
                                                                      -------
          9(b) of the License Agreement.
          ----

II.       Arbitration.  If the Parties are unable to resolve any Dispute as
          -----------
          contemplated by Section I of this Exhibit 9(a) and if such Dispute is
                          ------------------------------
          not subject to Section 9(b) of the License Agreement, then such
                         ------------
          Dispute shall be submitted to mandatory and binding arbitration at the election of either Party (the "Disputing Party"). Except as otherwise provided in this Section II of this Exhibit 9(a), the arbitration
                           -------------------------------
          shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

               (a) To initiate the arbitration, the Disputing Party shall notify the other Party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, (iii) specify the requested relief and (iv) name an arbitrator who (A) has been licensed to practice law in the United States of America for at least ten years, (B) is not then an employee or attorney of either Party or of


                     EXHIBIT 9(a) TO SCHEDULE 5.6 - PAGE 1
          an Affiliate of either Party, and (c) is experienced in representing clients in connection with data processing services and mergers and acquisitions (the "Basic Qualifications"). Within 15 days after the other Party's receipt of the Arbitration Demand, such other Party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such Party, (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief; and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within 15 days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the Parties or their counsel, except as otherwise disclosed in writing to and approved by the Parties. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. All actions of the Arbitration Panel shall be by a majority vote of the arbitrators.

               (b) The arbitration hearing shall be held in such neutral location as the Parties may mutually agree. The Arbitration Panel shall have the power and authority to exclude evidence on grounds of prejudice, immateriality, or redundancy, and no ruling by the Arbitration Panel rejecting evidence on any of these grounds shall be a reason for vacating the arbitration award. The Party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be confidential information subject to Section 5 of the License
                                              ---------
          Agreement. The arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this License Agreement, including the provision of this Section II of this Exhibit
                                                     --------------------------
          9(a).
          ----

               (c) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section II of Exhibit
                                                        ---------------------
          9(a), the arbitrator shall be replaced by the Party who selected such
          ----
          arbitrator, or if such arbitrator was selected by the two Party-appointed arbitrators, by such two Party-appointed arbitrators selecting a new third arbitrator in accordance with Section II(a) of
                                                              ----------------
          this Exhibit 9(a).  Each such replacement arbitrator shall satisfy the
          -----------------
          Basic Qualifications.  If an arbitrator is replaced pursuant to this
          Section II(c) of this Exhibit 9(a) after the arbitration hearing has
          ----------------------------------
          commenced, then a rehearing shall take place in accordance with the provisions of this Section II of Exhibit 9(a) and the Commercial
                             --------------------------
          Arbitration Rules of the AAA.

               (d) Within 15 days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the Parties a writing setting forth the Arbitration Panel's award. The Arbitration Panel's award must state those reasons (but only those


                     EXHIBIT 9(a) TO SCHEDULE 5.6 - PAGE 2
          reasons) necessary to support its award. The award and the reasons for the award shall be deemed to be Confidential Information subject to the confidentiality obligations of the attached License Agreement.

               (e) The Chairman of the Arbitration Panel is instructed, directed, and commanded to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to assure resolution of the Dispute as expeditiously as practicable but in no event more than 365 days after the Arbitration Demand.

               (f) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the Parties and any judgement thereon may be entered and enforced in any court of competent jurisdiction.

               (g) Each Party will bear 50% of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each Party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any
                                 --------  -------
          judicial proceeding to compel arbitration pursuant to this License Agreement or to enforce any award rendered by the Arbitration Panel, the prevailing Party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

               (h) Prompt disposal of any Dispute is important to the Parties. The Parties shall conduct resolution of each Dispute expeditiously and shall use their reasonable best efforts to finally dispose of each Dispute within 365 days or less following the Arbitration Demand.

               (i) Time is of the essence of this Exhibit 9(a).
                                                  ------------

                     EXHIBIT 9(a) TO SCHEDULE 5.6 - PAGE 3